UMBERTO DELLA SALA PROMOTED TO PRESIDENT AND CHIEF OPERATING OFFICER OF FOSTER WHEELER LTD.

HAMILTON, BERMUDA, January 31, 2007-Foster Wheeler Ltd. (Nasdaq: FWLT) announced today that its board of directors has elected Umberto della Sala to the position of president and chief operating officer, effective immediately. In this newly created role, Mr. della Sala will report directly to Raymond J. Milchovich, chairman and chief executive officer, and will assume full responsibility for the Company’s two business groups: the Global Engineering and Construction (E&C) Group and the Global Power Group.

“Umberto is a 33-year veteran of Foster Wheeler. He has served in a variety of engineering, commercial and operational roles in both Europe and North America, and has an excellent, in-depth knowledge of the contracting business,” said Mr. Milchovich. “Umberto has proven himself as a strong, experienced, and visionary leader. Under his leadership as chief executive officer of our Global E&C Group, the Group has delivered an outstanding operational and business-winning performance and also has achieved a significant and well-managed growth in capacity. Previously, as president and chief executive officer of the Global E&C Group’s Continental Europe business unit, Umberto dramatically improved the business unit's financial performance, consistently met or exceeded client expectations, and built a world-class management team.

“As well as continuing to lead the Global E&C Group, Umberto will assume immediate and full responsibility for the Global Power Group. Having assumed the position of acting chief executive officer of the Global Power Group in June 2006, I will work closely with Umberto over the next six to eight months to ensure a successful transition. We have already made significant operational changes during the last year in the Global Power Group and Umberto will drive the transfer of industry best practices, which are already deeply embedded in the Global E&C Group’s operations, into the Global Power Group’s operations. I am highly confident that Umberto will continue to deliver a very significant contribution to the future growth and success of Foster Wheeler.”

# # #

07-193

Notes to Editors:

1.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at http://www.fwc.com.

2.	Safe Harbor Statement

This press release may contain forward-looking statements that are based on the Company’s assumptions, expectations and projections about Foster Wheeler and the various industries within which it operates. These include statements regarding the Company’s expectation about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under Part II, Item 1A. “Risk Factors” in its most recent quarterly report on Form 10-Q, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies; changes in investment by the power, oil and gas, pharmaceutical and chemical/petrochemical industries; changes in the financial condition of the Company’s customers; changes in regulatory environment; changes in project design or schedules; contract cancellations; changes in the Company’s estimates of costs to complete projects; changes in trade, monetary and fiscal policies worldwide; currency fluctuations; war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided; outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure; protection and validity of the Company’s patents and other intellectual property rights; increasing competition by foreign and domestic companies; compliance with the Company’s debt covenants; recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company; and changes in estimates used in the Company’s critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. Foster Wheeler undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #

Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Kevin Hagan	908-713-2034	E-mail: kevin_hagan@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com